UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021

Keurig Dr Pepper Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 South Avenue, Burlington, Massachusetts 01803

(Address of principal executive offices, including zip code)

781-418-7000

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	KDP	Nasdaq Stock Market LLC

Item 8.01. Other Events.

On March 1, 2021, Keurig Dr Pepper Inc. (“KDP” or the “Company”) filed a prospectus supplement with the Securities and Exchange Commission, under which the Company may offer and sell up to 4,300,000 shares (the “Securities”) of its common stock, par value $0.01 per share, from time to time to or through Goldman Sachs & Co. LLC (“Goldman”), as sales agent, in at-the-market offerings (the “ATM Program”). The Company intends to use the net proceeds from the sale of the Securities under the ATM Program primarily to cover its obligation to remit cash to local, state and federal tax authorities in connection with the net settlement of vesting restricted stock units, with any remaining proceeds to be used for general corporate purposes. Use of the ATM Program to fund these tax withholding obligations is intended to create an orderly market in KDP shares being sold to cover tax obligations on behalf of employees upon the vesting of equity awards in 2021.

In connection with the ATM Program, on March 1, 2021, the Company entered into an equity distribution agreement (the “Agreement”) with Goldman. The offering of the Securities pursuant to the Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Agreement, or (ii) termination of the Agreement by us or by Goldman as provided therein. The Agreement contains customary representations, covenants and indemnification provisions.

Securities sold under the Agreement, if any, will be offered, issued and sold pursuant to the Company’s registration statement on Form S-3 (File Nos. 333-233477 and 333-233506), including the prospectus, dated August 27, 2019 (the “Registration Statement”), and the prospectus supplement, dated March 1, 2021, as the same may be amended or supplemented.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full and complete text of the Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the Securities is filed as Exhibit 5.1 hereto, and is incorporated by reference into the Registration Statement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy shares of common stock and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated March 1, 2021, by and between the Company and Goldman Sachs & Co. LLC.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEURIG DR PEPPER INC.

By:	/s/ James L. Baldwin
Name: James L. Baldwin
Title: Chief Legal Officer, General Counsel and Secretary

Dated: March 1, 2021